Exhibit 99.1

NEWS…	Contact:	Robert S. Merritt
March 31, 2005		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, March 31, 2005 -- Outback Steakhouse, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the five-week period ended March 26, 2005 compared with the same five-week period in 2004 changed by approximately:

Five weeks ended March 26, 2005	Company- owned	Franchise and development joint venture		System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	0.6%	1.9%		0.8%
Carrabba’s Italian Grills	7.4%	n/a		7.4%
Fleming’s Prime Steakhouse and Wine Bars	11.6%	n/a		11.6%
Roy’s	4.0%	n/a		4.0%
Bonefish Grills	0.7%	-2.8%	(1)	0.4%
Domestic average unit volumes
Outback Steakhouses	0.0%	3.3%		0.4%
Carrabba’s Italian Grills	4.2%	n/a		4.2%
Fleming’s Prime Steakhouse and Wine Bars	3.5%	n/a		3.5%
Roy’s	5.6%	n/a		5.6%
Bonefish Grills	-2.8%	-5.5%	(1)	-2.4%

(1)	Represents three restaurants for comparable store sales and four restaurants for average unit volumes.

More…

STORE INFORMATION

	Restaurants opened/(closed) during the month ended March 31, 2005		Restaurants open as of March 31, 2005
Outback Steakhouses
Company-owned - domestic	3		654
Company-owned - international	1	*	75
Franchised and development joint venture - domestic	-		104
Franchised and development joint venture - international	(1)		55
Total	3		888
Carrabba's Italian Grills
Company-owned	2		176
Bonefish Grills
Company-owned	4		68
Franchised	-		4
Total	4		72
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	-		32
Roy’s
Company-owned	-		19
Lee Roy Selmon’s
Company-owned	-		2
Cheeseburger in Paradise
Company-owned	1		14
Paul Lee’s Chinese Kitchens
Company-owned	-		3

System-wide total	10		1,206

* Includes two restaurant openings and one closing during March 2005.

The Outback Steakhouse, Inc. restaurant system operates in 50 states and 21 countries internationally.

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